Exhibit 10.27

SCTN/WELCOME REAL-TIME                             XL SMART ALLIANCE - DRAFT MOU


                             SCTN /WELCOME REAL-TIME
                                XL SMART ALLIANCE

                           MEMORANDUM OF UNDERSTANDING
                                 July 6th, 2001

This Memorandum of Understanding ("MOU") for an alliance to develop and market a common interoperable smart card applet for loyalty solutions is effective July 6, 2001 (the "Effective Date") by and between each of:

o Schimatic Cash Transactions Network.com, Inc., or, if assets relevant to this agreement are assigned thereto as described in this agreement, its successor in interest Smart Chip Technologies, LLC, a Nevada limited liability company, doing business as Smart Chip Technologies, ("SCTN") with its head office at 740 East 3900 South, Salt Lake City, UT, USA 84107.
o Welcome Real-time, a French Societe Anonyme, registered with the Trade and Companies Register of Aix-en-Provence, having its registered offices located at Europarc de Pichaury, 550 Rue Pierre Berthier, 13855 Aix-en-Provence Cedex 3, France.

Each of SCTN and Welcome Real-time are referred to herein individually as a "Party" and collectively as the "Parties".

WHEREAS:

A. Each of the Parties is in the business of supplying goods and/or services relating to a loyalty payment solution;

B. Both Parties recognize the benefits of interoperability among competing systems;

C. Welcome Real-time offers card issuers an interoperable applet for smart cards (known as "the XLSmart applet") and offers loyalty software providers the ability to render their systems compatible with the XLSmart applet (thus becoming "XLSmart Compatible Solutions Providers");

D. XLSmart Compatible Solutions Providers are free to develop specific features covered by any of Welcome Real-time's patents, as long as such features only function with cards equipped with the XLSmart applet;

E. SCTN has intellectual property including patents which are relevant to and which WRT desires to be integrated into the XLSmart product offerings.

F. The Parties wish to collaborate toward creating interoperability between the Parties' systems;

G. The Parties wish to collaborate on the joint development of a broad industry standard for loyalty applications driven by customer carried smart devices.

NOW THEREFORE, IN CONSIDERATION of the mutual benefits to be derived from this MOU, the Parties agree as follows:

1        PURPOSE. The following are the intentions of the Parties:

1.1 It is the intent of the parties to develop a cooperative pricing scheme which WRT would offer its loyalty customers

1.2 The parties will seek to outline the principles upon which SCTN's intellectual property will be added to the XLSmart Applet to further the development and marketing of a broad industry standard for multi-application smart cards.

1.3      The Parties will co-operate in:

         a) the promotion of the XLSmart Applet to card issuers and to loyalty software providers;.


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         b)       the continued development and support of the XLSmart Applet;

         c)       the initial rollout and related marketing activities

2.       THE XLSmart Applet

2.1 The XLSmart Applet shall be comprised of the following components from each respective Party as follows (each a "Component" and collectively, the "Components"):


2.1.1 SCTN will provide and represents that it is the absolute and sole proprietor of its proprietary smart card-based loyalty program based on US patent # 5,806,045 as well as extensions of said patents to various countries in the world.

2.1.2 Welcome Real-time will provide and represents that it is the absolute and sole proprietor of French Patents FR-9600678 (known as the "Real-time RFM" patent, covering the dynamic allocation and management of services relating to entries, visits or cumulative spending at designated merchants) and FR-9504162 (known as the "e-coupon" patent, which allows a smart card to receive and process coupons valid for discounts on specific items scanned at a point of sale device), as well as extensions of said patents to various countries worldwide;

2.1.3 Welcome Real-time will additionally provide the software applet itself, running on multiple card platforms.

3.       BRAND NAME AND INTELLECTUAL PROPERTY

3.1 Welcome Real-time's XLSmart system includes a card applet (known as the XLSmart applet) that is placed within a smart card, and an acceptance symbol (known as the XLSmart acceptance symbol) that may optionally be placed on the back of the card. In order to build brand name distinctiveness, the Parties agree to "XL Smart" as the brand name and corresponding mark for the XLSmart Applet (the "Brand Name"). The brand name is owned by Welcome Real-time. The use of this brand name by the Parties is TO BE DETERMINED.

3.2 SCTN's Brand Names. The parties agree that SCTN's brand names including but not limited to LoyaltyCentral, will remain the property of SCTN and that the use of such brand names by WRT is TO BE DETERMINED.

3.3 New Intellectual Property Created. The Parties acknowledge that in the process of developing the XLSmart Applet and integrating the Components, technologies may be created to which new intellectual property rights ("New IP Rights") will attach. The Parties agree that any such New IP Rights will be owned by the Party or Parties that created the technology.

4.       COMMERCIAL AGREEMENT

4.1 Within 90 days of the Effective Date of this Agreement, the Parties shall enter into a commercial agreement (the "Agreement") which shall include without limitation, standard terms for agreements of this nature and the following:

4.1.1 Subject to agreement on sublicensing terms, a grant by SCTN to Welcome Real-time, of a non-exclusive, limited, world-wide license to market, distribute and sub-license SCTN's Components for use solely with the XLSmart Applet under the Brand Name.

4.1.2 Terms and conditions for the use of the Components including without limitation, prohibiting the marketing of individual Components.

4.1.3 Provision for each Party to retain ownership of its respective Components that are proprietary to such Party and are in part or holistically required for the XLSmart Applet.

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4.1.4    Terms and conditions for co-marketing of the XLSmart Applet including without limitation, guidelines for acquiring new business as well as apportioning of sales and profits.

5.       THE BUSINESS RELATIONSHIP

5.1 Notwithstanding the Agreement, any or all of the Parties may: (i) work together to promote the XLSmart Applet on an ad hoc basis and to jointly pursue marketing and business initiatives and activities in any specific global market segment, including without limitation, the financial services, retail, and others (the "Market Segments") and (ii) pursue other co-marketing, teaming, partnering and alliance agreements with each other.

5.2 Immediately after the Effective Date, the Parties shall commence work as may be required on (i) a business plan, (ii) a marketing plan, (iii) a project plan; and (iv) a detailed project schedule to determine the viability of a formal alliance and ensure XLSmart Applet market readiness as early as possible.

5.3 Each Party will provide at the engineering or technical level at no charge to the other Parties, technical support as reasonably requested to accomplish (i) the functional compatibility of all the XLSmart Applet Components and (ii) the continued development and upgrading of each Party's respective components in the XLSmart Applet for improved functionality and the best operational integration of the XLSmart Applet.

5.4 The Parties shall cooperate to produce marketing materials for the XLSmart Applet. Each Party shall have the right to reproduce or otherwise use the XLSmart Applet marketing materials of the other Party. Such materials may be used in an individual Party's marketing or in Alliance-wide marketing and selling activities agreed upon by the Parties.

5.5 5.6 The Parties agree to establish a steering committee, which will meet regularly as mutually agreed for the purpose of ensuring the success of the XLSmart Applet and its activities surrounding technical, marketing and sales activities including current and future preferred vendors and suppliers of the parties.

5.7 In order to put forth the best commercially viable effort to ensure optimal market driven pricing practices, the Parties shall meet on a quarterly basis as mutually agreed to review and discuss the XLSmart Applet pricing in relation to other competitive market solutions.

5.8 None of the Parties may use the name, logo or intellectual property of another Party or any affiliate of another Party, without the other Party's prior written approval.

5.9 This MOU does not create, and shall not be construed to create, any joint venture or partnership between the Parties. No officer, employee, agent, servant or independent contractor of any Party shall be at any time be deemed to be an employee, servant, agent or contractor of any other Party for any purpose. The Parties are each independent contractors, not employees, agents or representatives of each other. No Party has the right to bind any other Party to any agreement except as may be specifically provided herein.

5.10 The Parties agree that where consents are required, such consents shall not be either unreasonably delayed or unreasonably withheld.

5.11 Each Party shall be responsible for its own expenses in connection with this MOU.

5.12 Each Party agrees that the Parties will be under no obligation whatsoever to enter into further agreements with each other, as a result of this MOU.

6.       TERM AND TERMINATION

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6.1      The Parties agree to use reasonable efforts to negotiate and conclude the Agreement as set out in section 4.1. The terms of the Agreement will supersede the terms of this MOU.

6.2 The term of this MOU is 90 days from the Effective Date, unless extended by agreement of the Parties.

         There will need TO BE DETERMINED payment terms for auditing, performance criteria, and termination for non-compliance.

7.       LIMITATION OF LIABILITY

7.1 EXCEPT FOR A BREACH OF ANY OBLIGATION UNDER ARTICLE 7 (CONFIDENTIALITY); IN NO CIRCUMSTANCES SHALL ANY PARTY BE LIABLE TO ANOTHER PARTY OR PARTIES FOR LOSS OF PROFITS, LOSS OF BUSINESS REVENUE, FAILURE TO REALIZE EXPECTED SAVINGS, OTHER COMMERCIAL OR ECONOMIC LOSS OF ANY KIND WHATSOEVER, NOR SHALL ANY PARTY BE LIABLE TO ANOTHER PARTY OR PARTIES FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT INCLUDING IN CONNECTION WITH THE OBLIGATIONS THAT ARE THE SUBJECT MATTER OF A PROJECT PLAN, EVEN IF ADVISED OF THE POSSIBILITY OF SAME AND REGARDLESS OF THE CAUSE OF ACTION (INCLUDING BREACH OF CONTRACT, FUNDAMENTAL BREACH, AND NEGLIGENCE), AND

7.2 EXCEPT FOR PAYMENT OBLIGATIONS SPECIFICALLY PROVIDED FOR HEREUNDER, IN NO EVENT WILL THE CUMULATIVE LIABILITY OF ANY PARTY UNDER THIS AGREEMENT EXCEED US$10,000.

8.       CONFIDENTIALITY

8.1 In connection with this MOU it may be necessary for a Party to exchange confidential information ("Confidential Information") with another Party or the other Parties. All Confidential Information shall be exchanged under the terms of the separate Welcome Real-time confidentiality agreement.

8.2 Notwithstanding anything contained in this Article, a Party will not disclose the marketing plans, sales information, confidential product information, clients or customers of any other Party to third parties without first obtaining written permission from such other Party, and shall not make any such disclosure without entering into a suitable confidentiality agreement with such third party. However, each Party may discuss and share with customers and prospective customers publicly available product information and product literature including product briefs and product manuals belonging to another Party.

9.       Representations and Warranties

9.1 Each Party hereby represents and warrants to the other Parties as follows:

9.1.1 No Breach of other Agreements. The execution, delivery and performance of this MOU by such Party will not (i) result in the breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, any contract or other instrument or obligation to which such Party is now bound,
         (ii) result in the breach of any of the terms or conditions of, or constitute a default under, the charter, bylaws or other governing instruments of such Party, or (iii) violate any order, writ, injunction, decree, or any statute, rule or regulation applicable to such Party.

9.1.2 Exclusion of Other Warranties. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED

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         TO, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS
         FOR A PARTICULAR PURPOSE; AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE ARE ALL EXPRESSLY DISCLAIMED.

10.      GENERAL

10.1 The Parties understand and agree that this MOU is not meant to address all issues, which may arise in connection with the development and marketing of the XLSmart Applet. The Parties hereby agree to work together in good faith to negotiate and conclude the Agreement as soon as possible.

10.2 Nothing in this MOU implies transfer of title, ownership, copyright or other intellectual property rights from any Party to any other Party or the Parties. This MOU is entered into between the parties in recognition of the unique contribution of each and cannot be assigned or sublicensed, directly or indirectly, by any party without the express written consent of the other.

10.3 Each Party agrees to comply fully with all applicable laws and government regulations applicable in any country or organization of nations within whose jurisdiction the Party operates or does business, including but not limited to, those applicable to the export and re-export of products.

10.4 This MOU may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

IN WITNESS WHEREOF this MOU and its Schedule A have been executed by the Parties hereto as if each had been signed separately. Accepted and Agreed to:

SMART CHIP TECHNOLOGIES


Signature: /s/ Jim Williams                          Date: July 6, 2001
           ---------------------------
           Jim Williams President/CEO



WELCOME REAL-TIME

Signature: /s/ Aneace Haddad                         Date: July 9th, 2001
           -----------------------------
           Aneace Haddad President/CEO

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